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                                                                     EXHIBIT 2.4



                              AMENDMENT NO. 1 TO
                          AGREEMENT AND PLAN OF MERGER

                                                               January 27,  1994

Nutmeg Industries, Inc.
4408 W. Linebaugh Avenue
Tampa, Florida 33624

Ladies and Gentlemen:

          1. Reference is hereby made to the Agreement and Plan of Merger, dated as of December 12, 1993 (the "Merger Agreement"), among Spice Acquisition Co. (the "Buyer"), a Florida corporation, V.F. Corporation ("V.F."), and Nutmeg Industries, Inc. ("Nutmeg"), a Florida corporation. Terms used herein and not otherwise defined have the meanings assigned such terms in the Merger Agreement. Each reference to (i) "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Merger Agreement" and each other similar reference contained in the Merger Agreement and (ii) each reference to "the Merger Agreement" contained in the Company Option Agreement (as defined in the Merger Agreement) and the Stockholder Option Agreement (as defined in the Merger Agreement) shall, in each case, from and after the Effective Date (as defined in paragraph 5 below), refer to the Merger Agreement as amended hereby.

          2. The parties hereto hereby agree that Section 3.01 of the Merger Agreement is hereby amended, on and as of the Effective Date, to read in its entirety as follows:

          "SECTION 3.01.   Certificate of Incorporation. The articles of
incorporation of Buyer in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation until amended in accordance with applicable law."

          3. Other than as amended hereby, the Merger Agreement shall remain in full force and effect.

          4. This Amendment No. 1 shall be construed in accordance with and governed by the law of the State of Florida, without giving effect to the principles of conflicts of laws thereof.
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          5.    This Amendment No. 1 may be signed in any number of
counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment No. 1 shall become effective on the date (the "Effective Date") on which each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

                                              Very truly yours,

                                              SPICE ACQUISITION CO.

                                              By: /s/Frank C. Pickard III
                                                  -------------------------
                                                  Name: Frank C. Pickard III
                                                  Title: Treasurer-Assistant
                                                         Secretary

                                              V.F.  CORPORATION

                                              By: /s/Frank C. Pickard III
                                                  --------------------------
                                                  Name: Frank C. Pickard III
                                                  Title: Treasurer

Agreed to by:

NUTMEG INDUSTRIES,  INC.

By: /s/Richard E. Jacobson
    ----------------------
    Name: Richard E. Jacobson
    Title:  Chief Executive Officer
                 and Chairman





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